UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/30/2011

C. H. ROBINSON WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-23189

Delaware	41-1883630
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

14701 Charlson Road, Eden Prairie, MN 55347
(Address of principal executive offices, including zip code)

952-937-8500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

C.H. Robinson Worldwide, Inc. ("C.H. Robinson") (NASDAQ: CHRW), announced today that on March 30, 2011, the Illinois Court of Appeals issued an opinion affirming a previously-disclosed verdict by a lower court against C.H. Robinson, a federally authorized motor carrier with whom C.H. Robinson contracted, and the motor carrier's driver.

The original jury verdict of $23.25 million was entered in March, 2009, at the conclusion of a trial in Illinois State Court stemming from an accident that occurred in April, 2004.

Although C.H. Robinson and its insurance companies will continue to pursue legal recourse, based on the Appellate Court's decision C.H. Robinson has determined that it is appropriate to record a $5.9 million charge (approximately $0.02 per share after tax) in the first quarter of 2011. This amount represents C.H. Robinson's $5.0 million insurance deductible plus accrued post-judgment interest on that amount. C.H. Robinson's insurance company is responsible for the remaining verdict amount and related post-judgment interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C. H. ROBINSON WORLDWIDE, INC.

Date: April 06, 2011	By:	/s/ Ben G. Campbell
Ben G. Campbell
Vice President, General Counsel and Secretary